Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No.1 to the Registration Statement No. 333-217355 on Form F-1 of our report dated April 18, 2017 with respect to the audited consolidated financial statements of Newater Technology, Inc. for the years ended December 31, 2016 and 2015.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

June 2, 2017